2nd Quarter 2020 Flagstar Bancorp, Inc. (NYSE: FBC) Earnings Presentation 2nd Quarter 2020 July 28, 2020 1

Cautionary statements 2nd Quarter 2020 This presentation contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements are based on management’s current expectations and assumptions regarding the Company’s business and performance, the economy and other future conditions, and forecasts of future events, circumstances and results. However, they are not guarantees of future performance and are subject to known and unknown risks, uncertainties, contingencies and other factors. Generally, forward-looking statements are not based on historical facts but instead represent our management’s beliefs regarding future events. Such statements may be identified by words such as believe, expect, anticipate, intend, plan, estimate, may increase, may fluctuate, and similar expressions or future or conditional verbs such as will, should, would and could. Such statements are based on management’s current expectations and are subject to risks, uncertainties and changes in circumstances. Actual results and capital and other financial conditions may differ materially from those included in these statements due to a variety of factors, including without limitation those found in periodic Flagstar reports filed with the U.S. Securities and Exchange Commission, which are available on the Company’s website (flagstar.com) and on the Securities and Exchange Commission's website (sec.gov). Any forward-looking statements made by or on behalf of us speak only as to the date they are made, and we do not undertake to update forward-looking statements to reflect the impact of circumstances or events that arise after the date the forward-looking statements were made, except as required under United States securities laws. In addition to results presented in accordance with GAAP, this presentation includes non-GAAP financial measures. The Company believes these non-GAAP financial measures provide additional information that is useful to investors in helping to understand the capital requirements Flagstar will face in the future and underlying performance and trends of Flagstar. Non-GAAP financial measures have inherent limitations, which are not required to be uniformly applied. Readers should be aware of these limitations and should be cautious with respect to the use of such measures. To compensate for these limitations, we use non-GAAP measures as comparative tools, together with GAAP measures, to assist in the evaluation of our operating performance or financial condition. Also, we ensure that these measures are calculated using the appropriate GAAP or regulatory components in their entirety and that they are computed in a manner intended to facilitate consistent period-to-period comparisons. Flagstar’s method of calculating these non-GAAP measures may differ from methods used by other companies. These non-GAAP measures should not be considered in isolation or as a substitute for those financial measures prepared in accordance with GAAP or in-effect regulatory requirements. Where non-GAAP financial measures are used, the most directly comparable GAAP or regulatory financial measure, as well as the reconciliation to the most directly comparable GAAP or regulatory financial measure, can be found in these conference call slides. Additional discussion of the use of non-GAAP measures can also be found in the Form 8-K Current Report related to this presentation and in periodic Flagstar reports filed with the U.S. Securities and Exchange Commission. These documents can all be found on the Company’s website at flagstar.com. 2

Executive Overview 1st Quarter 2020 Sandro DiNello, CEO

Strategic highlights 2nd Quarter 2020 • Supporting employees, communities and customers during the pandemic, with focus on their health, safety and Unique financial well-being relationship-based business model • Diverse revenue streams and flexible balance sheet produced strong results in declining interest rate environment by capitalizing on the resulting beneficial mortgage market • Well diversified loan portfolio, with no outsized exposure to any geography or industry reflects our disciplined Grow community approach to growing the Community Bank banking and servicing • Servicing business produced consistent results for the quarter, while also highlighting our competitive advantage as the subservicing business is housed within a well capitalized Bank with ample liquidity • Leveraged multi-channel origination platform to generate solid fallout adjusted lock growth, even with most of our staff Strengthen working remotely during the quarter mortgage • Invested in people and technology, expanding retail and generating more business in the most profitable channels Highly profitable • Delivered strong pre-provision net revenue despite the volatility in the market that was caused from the COVID-19 operations pandemic • Durable business model well-positioned to weather the storm--profitability is strong--capital is strong--allowance is Positioned to thrive strong--and liquidity is strong in any market • Maintaining quarterly dividend--demonstrating a commitment to return capital to our shareholders while still being prudent in managing our balance sheet in these uncertain times 4

Financial Overview 1st Quarter 2020 Jim Ciroli, CFO

Financial highlights 2nd Quarter 2020 • Net income of $116mm, or $2.03 per diluted share, in 2Q20, representing a return on equity of 23.5% compared to $46mm, or $0.80 per share, in 1Q20 Solid earnings • Pre-provision net revenue of $250mm in 2Q20, an increase of $180mm vs. 1Q20, demonstrating ability to generate strong earnings in a volatile market Growth in • Net interest margin at 2.86%, up 5 basis points, vs. 1Q20 community banking - Performance driven by higher levels of warehouse loans and loans held for sale along with a strong deposit franchise and servicing • Consistent servicing results as total loans serviced slightly decreased to 1.0 million from 1.1 million • Mortgage revenue(1) of $295 million, up $199 million vs. 1Q20 - Fall-out adjusted lock volume increased by 24% driven by strong refinance volume Mortgage revenue - Gain on sale margin of 2.19%, up 139 basis points vs. 1Q20; we managed our volume levels to fit our fulfillment capacity, which when combined with the strong mortgage market, drove extraordinary levels of gain on sale margin throughout the quarter - $14 million reduction in the return on mortgage servicing asset, due to model updates and higher prepayments • Asset quality strong as net charge-offs were only 11 basis points and nonperforming loan ratio remained low Strong asset • Increased credit reserves to $250 million at 6/30/20, driven by economic forecast assumptions quality - Credit reserves covered 1.69% of loans HFI, or 2.60% excluding warehouse loans at 6/30/20 • Total risk based capital ratio at 11.3% - 772 basis points of total risk based capital attributed to warehouse loans, loan held for sale, and loans with government guarantees Robust capital that have not yet been repurchased position - $257 million of excess total risk-based capital over the minimum level needed to be considered well-capitalized. • Tier 1 leverage ratio at 7.8% and CET1 ratio at 9.1% remained strong • Operating at strong capital levels given low-risk balance sheet composition 1. Mortgage revenue is defined as net gain on loan sales HFS plus the net return on the MSRs. 6

Quarterly income comparison

2nd Quarter 2020

$mm

		2Q20	1Q20	$ Variance	% Variance
Net interest income	A	$168	$148	$20	14%
Net gain on loan sales		303	90	213	N/M
Loan fees and charges		41	26	15	58%
Loan administration income		21	12	9	75%
Net return (loss) on mortgage servicing rights		(8)	6	(14)	N/M
Other noninterest income		21	23	(2)	(9%)
Total noninterest income	B	378	157	221	141%
Pre-provision total revenue		546	305	241	79%
Compensation and benefits		116	102	14	14%
Commissions and loan processing expense		86	49	37	76%
Other noninterest expenses		94	84	10	12%
Total noninterest expense	C	296	235	61	26%
Pretax, pre-provision net revenue		**250**	**70**	**180**	**257%**
Provision for credit losses		102	14	88	N/M
Income before income taxes		**148**	**56**	**92**	**164%**
Provision for income taxes		32	10	22	N/M
Net income		**$116**	**$46**	**$70**	**152%**
Diluted income per share		**$2.03**	**$0.80**	**$1.23**	**154%**
Profitability					
Net interest margin		2.86%	2.81%	5 bps	
Net gain on loan sales / total revenue		55%	30%	N/M	
Mortgage rate lock commitments, fallout adjusted		$13,811	$11,154	$2,657	24%
Mortgage closings		$12,156	$8,591	$3,565	41%
Net gain on loan sale margin, HFS		2.19%	0.80%	139 bps	

N/M = not meaningful

Observations

A Net interest income

- Net interest income increased $20 million, or 14%
  - Average earning assets increased 12% driven by warehouse and LHFS loan growth.
  - Net interest margin was 2.86%, up 5 basis points due to the impact of warehouse loan rate floors and lower interest rates on borrowing costs, including core deposits, partially offset by lower yields on earning assets..

B Noninterest income

- Noninterest income up $221 million, or 141%
  - Mortgage revenue increased $199 million, or 207%, driven by $213 million higher net gain on loan sales (24% increase in FOALs and 139 basis point increase in margin), partially offset by $14 million lower net return on MSR
  - Loan administration income favorable due to a decline in LIBOR-based credit paid to sub-servicers

C Noninterest expense

- Noninterest expense up $61 million, or 26%
  - Volume-driven mortgage expenses increased attributable to higher closings and higher retail closings
  - Strong performance during the quarter drove an increase in incentive compensation

7

Flagstar Bancorp

2nd Quarter 2020

Interest rate risk position

Warehouse- $5.2bn (06/30/2020)


19%
5%
76%
LIBOR w/Floor > 0
LIBOR w/Floor = 0
Prime w/Floor > 0

CRE - $3.0bn (06/30/2020)


8%
8%
6%
4%
1%
73%
LIBOR w/Floor = 0
LIBOR w/Floor > 0
Prime w/Floor = 0
Prime w/Floor > 0
Fixed Rate
LIBOR no Floor

C&I - $1.9bn (06/30/2020)


19%
15%
8%
3%
2%
53%
LIBOR w/Floor = 0
PPP Loans
Fixed Rate
LIBOR w/Floor > 0
Prime w/Floor = 0
No Floor

CDs and Savings $6.2bn (06/30/2020)


Average Rates CDs
Matures in 2020 – 1.85%
Matures After 2020 – 1.49%
$2.1
$0.9
$1.2
6/30/2020
Matures Thereafter
Matures in 2020
Average Rates
Promo – 1.48%
Non-promo – 0.31%
$3.2
$2.8
$0.4
6/30/2020
Non-promo
Promo Rates

Rate Risk Commentary

- Floors in over 90% of our commercial loans that don't allow LIBOR to reset below zero or at a higher level provide downside protection against spread compression
- Deposit resets generated positive downward pressure on funding costs providing tail wind for net interest income and is expected to continue throughout the remainder of the year
- Locked low funding rates using $1.7 billion of interest rate swaps and LT advances with terms from 3 to 7 years at a cost of 57 bps

8

Average balance sheet highlights

2nd Quarter 2020

2Q2020 ($mm)

	Average Balance Sheet	Incr (Decr)[1]	
	$	$	%
Loans held-for-sale	$5,645	$397	8%
Consumer loans[2]	4,704	(193)	(4%)
Commercial loans[2]	8,892	1,966	28%
Total loans held-for-investment	13,596	1,773	15%
Other earning assets[3]	4,451	372	9%
Interest-earning assets	$23,692	$2,542	12%
Other assets	2,569	306	14%
Total assets	$26,261	$2,848	12%
Deposits	$17,715	$1,920	12%
Short-term FHLB advances & other	3,753	187	5%
Long-term FHLB advances	1,068	274	35%
Other long-term debt	493	(3)	(1%)
Other liabilities	1,255	347	38%
Total liabilities	$24,284	$2,725	13%
Stockholders' equity	1,977	123	7%
Total liabilities and stockholders' equity	$26,261	$2,848	12%
Tangible book value per common share[4]	$31.74	$2.22	8%

1. Measured vs. the prior quarter
2. Consumer loans include first and second mortgages, HELOC and other loans; commercial loans include commercial real estate, commercial & industrial and warehouse loans
3. Other earning assets include interest earning deposits, investment securities and loans with government guarantees
4. References a non-GAAP number. Please see reconciliations on page 47 - 48.

Observations

Interest-earning assets

- Average loans HFI increased $2.5 billion, or 12%
  - Average commercial loans increased $2.0 billion, or 28% primarily driven by $1.5 billion higher warehouse balances driven by strong refinance market and $0.3 billion higher PPP loans.

Interest-bearing liabilities

- Average deposits increased $1.9 billion, or 12%, driven by $1.4 billion higher average custodial deposits largely driven by strong refinance volume and $0.3 billion in noninterest-bearing retail deposits, a 21% increase from last quarter.

Equity[4]

- Tangible common equity to asset ratio of 6.58%
- FBC closing share price of $28.82 on July 27, 2020 was 110% of tangible book value per share
- TBV of $31.74, up $5.59 (21%) from one year ago

9 | Flagstar Bancorp

Asset quality 2nd Quarter 2020 Delinquencies(1) (% of loans HFI) NPLs and performing TDRs ($mm) (2) NPLs (2) $104 0.61% Performing TDRs 37 $73 $65 $64 $66 0.40% 0.33% 26 33 0.30% 0.32% 26 26 29 41 39 38 37 40 6/30/2019 9/30/2019 12/31/2019 3/31/2020 6/30/2020 6/30/2019 9/30/2019 12/31/2019 3/31/2020 6/30/2020 Allowance coverage(3) (% of loans HFI) Nonperforming loan and asset ratios (4) (4) NPA/LHFI & OREOs NPL & TDRs/LHFI NPA/Total Assets Total Total excl. Warehouse 0.62% 2.6% 0.54% 1.5% 0.29% 0.30% 0.28% 1.2% 1.2% 0.27% 1.1% 1.7% 0.36% 0.22% 1.1% 1.0% 0.9% 0.9% 0.21% 0.21% 0.21% 0.16% 0.15% 0.14% 0.14% 6/30/2019 9/30/2019 12/31/2019 3/31/2020 6/30/2020 6/30/2019 9/30/2019 12/31/2019 3/31/2020 6/30/2020 1. Includes early stage delinquencies, defined as 30 to 89 days past due and nonaccrual loans 2. Includes $37 million Live Well loan which was fully liquidated in the third quarter 2019. 2. Excludes loans carried under the fair value option and loans with government guarantees. 10 3. Excludes loans held-for-sale

Current Expected Credit Loss (“CECL”) 2nd Quarter 2020 Allowance for credit losses ($mm) CECL methodology • Used 2-year forecasts as of June reflecting the continued economic distress caused by COVID weighted 40% base, 30% adverse and 30% growth • Composite forecast contemplates unemployment ending the year at 10%, and recovers only slightly in 2021 • GDP similarly recovers only slightly by the end of the year from current levels and won’t return to pre-COVID level until mid-2022 Forecast • HPI decreases about 2% from early 2020 through 2021 • Qualitative adjustments reflect best estimate of COVID-19 impact on portfolios including estimated impact of government stimulus, forbearance/payment holidays and Fed programs (1) (2) (3) (4) • We downgraded $170 million (UPB) in loans to “watch” status reflecting a comprehensive review of loans in deferral status 1. New loans and aging of existing portfolio 2. COVID impact sectors 3. Changes to macro-economic variables and forecast scenarios 4. Changes to underlying credit conditions 11

COVID-19 Impacted Industry Exposure 2nd Quarter 2020 Commercial Exposure - $1.0 billion, 6.8% of LHFI Commercial & Industrial Loans $155 million UPB / 1.0% of loans Automotive Manufacturing, automotive suppliers $44 million in requested deferrals to date $121 million / 0.8% of loans Leisure & Entertainment Includes restaurants, churches, theatres, etc. $15 million in requested deferrals to date $40 million / 0.3% of loans Healthcare Hospitals, HMO Medical Centers $4 million in requested deferrals to date Commercial Real Estate Loans ~ 80% in footprint; 61% are neighborhood $311 million / 2.1% of loans (58 loans) Retail centers or single-tenant properties $91 million in requested deferrals to date Marriott, Hilton, IHG and Hyatt flagship hotels $234 million / 1.6% of loans (21 loans) Hotel comprise 81% of portfolio $132 million in requested deferrals to date Geographically diverse; facilities in 8 different $146 million / 1.0% of loans (18 loans) Senior Housing metro areas. All have recourse to strong $7 million in requested deferrals to date borrowers 12

Capital 2nd Quarter 2020 Flagstar Bancorp Total Risk Based Capital Ratio Observations 1Q20 Tier 1 CET-1 Tier 1 Total RBC Leverage to RWA to RWA to RWA 2Q20 7.8% 9.1% 10.3% 11.3% 1Q20 8.1% 9.2% 10.5% 11.2% 11.2% 11.3% • Total risk based capital ratio of 11.3% o 772 basis points of total risk based capital attributed to warehouse loans, loans held for sale and loans with government guarantees that have not yet been repurchased o Warehouse lending—100% risk weight– has had under $5 million of losses, cumulatively, over the last 12 years • Tier 1 leverage ratio ended quarter at 7.8% o 487 basis points of tier 1 leverage attributed to warehouse loans, loans held for sale and loans with government guarantees that have not yet been repurchased 13

Business Segment Overview 1st Quarter 2020 Lee Smith, COO

Community banking 2nd Quarter 2020 Average commercial loans ($bn) Quarter-end commercial loan commitments ($bn) Commercial and Industrial Commercial Real Estate Warehouse Commercial and Industrial Commercial Real Estate Warehouse $8.9 $15.5 $6.9 $7.2 $6.9 $13.6 3.8 $12.1 $12.2 $6.1 $11.2 2.7 7.9 2.5 2.3 6.2 4.7 2.0 4.2 4.8 3.1 2.4 2.6 2.8 2.9 4.2 4.1 4.8 4.8 4.7 2.0 1.7 1.8 1.7 1.7 2.8 3.2 2.7 2.6 2.9 2Q19 3Q19 4Q19 1Q20 2Q20 6/30/2019 9/30/2019 12/31/2019 3/31/2020 6/20/2020 Average consumer loans ($bn) Average deposit funding(1) ($bn) Residential First Mortgages Other Consumer Loans Retail Government Custodial deposits Brokered deposits $4.9 $4.9 $4.9 $4.7 $17.7 $4.5 $15.8 $15.9 $15.8 $14.2 1.6 1.7 1.8 1.4 1.9 6.2 4.6 4.8 4.8 3.5 1.1 1.2 1.2 1.1 1.1 3.1 3.3 3.2 3.1 2.8 9.2 9.3 9.3 9.3 9.7 2Q19 3Q19 4Q19 1Q20 2Q20 2Q19 3Q19 4Q19 1Q20 2Q20 1. Includes custodial deposits which are included as part of mortgage servicing. 15

Mortgage originations 2nd Quarter 2020 Closings by purpose ($bn) Fallout-adjusted locks ($bn) Purchase originations Refinance originations $13.8 $12.2 $11.2 $9.3 $9.3 $9.2 $8.6 $8.6 $8.3 $8.2 7.8 3.2 4.8 5.7 5.5 5.4 4.5 4.4 3.6 3.1 2Q19 3Q19 4Q19 1Q20 2Q20 2Q19 3Q19 4Q19 1Q20 2Q20 Purchase 59% 44% 41% 36% 35% Mix % Closings by mortgage type ($bn) Net gain on loan sales – revenue and margin Conventional Government Jumbo Gain on loan sale ($mm) Gain on sale margin (HFS) $12.2 2.19% 1.2 $9.3 $9.3 0.9 $303 $8.6 $8.6 1.8 1.8 1.6 1.6 1.20% 1.23% 1.9 2.0 0.89% 2.0 1.8 0.80% 10.1 $110 $101 $90 $75 5.0 5.6 5.5 5.2 2Q19 3Q19 4Q19 1Q20 2Q20 2Q19 3Q19 4Q19 1Q20 2Q20 16

Mortgage servicing 2nd Quarter 2020 Quarter-end loans serviced (000’s) $ UPB of MSRs sold ($bn) Serviced for Others Subserviced for Others Flagstar Loans HFI Bulk Sales Flow Transactions 1,091 1,082 1,043 983 994 $6.6 $5.4 $4.9 919 917 817 827 855 4.4 $2.5 4.4 $1.0 2.2 106 107 105 102 123 1.0 6/30/2019 9/30/2019 12/31/2019 3/31/2020 6/30/2020 2Q19 3Q19 4Q19 1Q20 2Q20 Average custodial deposits ($bn) MSR / CET1 (Bancorp) $6.2 $4.8 $4.8 $4.5 24% $3.5 20% 20% 15% 13% 2Q19 3Q19 4Q19 1Q20 2Q20 6/30/2019 9/30/2019 12/31/2019 3/31/2020 6/30/2020 17

Supporting consumer needs

2nd Quarter 2020

Consumer Forbearance as of 6/30/2020 (UPB in $mm)

	Total Population		Forbearance Requested				Total Loans in Forberance		Loans in Forberance not Paying	
			Borrowers making April, May, and June Payments		Remaining Borrowers					
	UPB	Number of Accounts	UPB	Number of Accounts	UPB	Number of Accounts	% of UPB	% of Accounts	% of UPB	% of Accounts
Subserviced for others [1]	174,384	854,216	7,145	32,403	13,808	59,692	12.0%	10.8%	7.9%	7.0%
Serviced for others	29,979	123,256	1,261	5,028	3,018	11,661	14.3%	13.5%	10.1%	9.5%
Subtotal	204,363	977,472	8,406	37,431	16,826	71,353	12.3%	11.1%	8.2%	7.3%
Serviced for own loan portfolio [2]	9,221	64,142	237	1,895	473	1,850	7.7%	5.8%	5.1%	2.9%
Total loans serviced	**213,584**	**1,041,614**	**8,643**	**39,326**	**17,299**	**73,203**	**12.1%**	**10.8%**	**8.1%**	**7.0%**

Weekly Forbearance Requests (accounts)



28,675
2,539
1,338
646
2/29/2020
3/31/2020
4/30/2020
5/31/2020
6/30/2020

- Significant decrease in new forbearance requests since middle of April
- 34% of residential first lien borrowers who have requested forbearance have made their April, May and June payments and not taken advantage of the forbearance option.
- Proactive customer outreach to evaluate readiness to return to payment or need for further assistance
- Stable early-stage delinquency trends for loans not in forbearance

1. Includes temporary short-term subservicing performed as a result of sales of servicing-released mortgage servicing rights. Includes repossessed assets.
2. Includes LHFI (residential first mortgage, home equity and other consumer), LHFS (residential first mortgage), loans with government guarantees (residential first mortgage), and repossessed assets.

18

Flagstar Bancorp

Noninterest expense and efficiency ratio 2nd Quarter 2020 Quarterly noninterest expense ($mm) and efficiency ratio Noninterest expense Efficiency ratio $296 78% 77% 76% 75% $245 $238 $235 $214 54% 2Q19 3Q19 4Q19 1Q20 2Q20 19

Quarterly results

2nd Quarter 2020

Quarterly adjusted revenue ($mm) (1)



Non-Mortgage Revenue (5)
Mortgage Revenue (3)
$281
126
155
2Q19
$317
160
157
3Q19
$314
153
161
4Q19
$305
145
160
1Q20
$546
364
182
2Q20

Quarterly adjusted noninterest expense ($mm) (2)



Non-Mortgage NIE (5)
Mortgage NIE (3)
Mortgage expense (4)
0.93%
1.11%
1.12%
1.12%
1.22%
$214
80
133
2Q19
$238
102
136
3Q19
$240
104
136
4Q19
$235
96
139
1Q20
$296
149
147
2Q20

- Noninterest expense increased $61 million to $296 million for the second quarter 2020, compared to noninterest expense of $235 million in the first quarter 2020.
- Mortgage-related expense increased $53 million, or 55.4 percent, to $149 million, or 1.22% of total originations, relatively consistent with the prior two quarters. This increase was primarily driven by higher commissions and loan processing as closings increased $3.6 billion, or 41 percent during this same time period. The strong results also resulted in higher variable compensation being recognized during the period.

1. References non-GAAP number for 2Q19. Please see reconciliations on page 47 - 48.
2. References non-GAAP number for 4Q19. Please see reconciliations on page 47 - 48.
3. Includes direct allocations.
4. As a percentage of that period's close volume
5. Includes Servicing segment

20

Flagstar Bancorp

Appendix 1st Quarter 2020 Company overview 22 Community banking 25 Mortgage servicing 38 Mortgage originations 40 Financial performance 43 Capital and liquidity 44 Non-GAAP reconciliation 47

COMPANY OVERVIEW Flagstar at a glance 2nd Quarter 2020 Corporate Overview • Traded on the NYSE (FBC) 160 89 Flagstar Retail home • Headquartered in Troy, MI Bank lending Branches Offices(1) • Market capitalization $1.6bn • Member of the Russell 2000 Index Community banking • Leading Michigan-based bank with a balanced, diversified lending platform • $27.5bn of assets and $17.9bn of deposits • 212k household & over 27k business relationships Mortgage origination • 6th largest bank originator of residential mortgages ($39.3bn during twelve months ended June 30, 2020) • Scalable platform originating business in all channels and all 50 states including 89 retail home lending offices • More than 1,100 correspondent and more than Operations center 1,300 broker relationships Mortgage servicing • 6th largest sub-servicer of mortgage loans nationwide • Servicing 1.0 million loans as of June 30, 2020 • Efficiently priced deposits from escrow balances 1. Includes seven home lending offices located in banking branches. 22

COMPANY OVERVIEW
2nd Quarter 2020

Flagstar has a strong executive team

Board of Directors
John Lewis
Chairman

Chief Audit Officer — Meagan Belfinger

Sandro DiNello
President & CEO

- CEO since 5/13
- Over 40 years of banking experience with Flagstar and its predecessors with a strong emphasis on community banking, including the management of retail operations and product strategy

Chief Operating Officer — Lee Smith
- COO since 5/13
- Formerly a partner of MatlinPatterson Global Advisors and a Senior Director at Zolfo Cooper
- Extensive experience in financial management and operations
- Chartered Accountant in England and Wales

Chief Financial Officer — Jim Ciroli
- CFO since 8/14
- More than 30 years of banking and financial services experience with First Niagara, Huntington and KeyCorp

Mortgage Banking — Sandro DiNello
- Interim Director of Mortgage Banking

Community Banking — Reggie Davis*
*effective August 3, 2020
- Extensive background in banking experience with Suntrust, Royal Bank of Canada, and Wachovia

Chief Risk Officer — Steve Figliuolo
- CRO since 6/14
- Over 35 years of financial services experience with Citizens Republic, Fleet Boston Financial, First Union and Chase Manhattan

General Counsel — Patrick McGuirk
- General Counsel since 6/15
- Over 20 years of financial services legal experience with the FDIC and Sidley Austin LLP

Corporate Responsibility — Beth Correa
- Started as Director of Corporate Responsibility in 3/19
- With Flagstar since 2011 and has more than 30 years of banking experience with NBD, Chase, and Comerica

23
Flagstar Bancorp

Risk management COMPANY OVERVIEW Best-in-class risk management platform with 250 FTEs(1) 2nd Quarter 2020 Board of Directors Risk Committee Enterprise Sandro DiNello Risk Committee President & CEO Karen Sabatowski Steve Figliuolo Chief Compliance Chief Risk Officer Officer Chief QC / Financial Regulatory Modeling & Loan Operational Vendor Credit Appraisal MFIU Fraud Crimes Compliance Affairs Analytics Investigations Review Risk Management Officer Review (BSA/AML) FTEs 4 75 2 47 12 6 10 51 14 29 1. Does not include 30 FTEs in internal audit as of 06/30/2020. 24

COMMUNITY BANKING Higher net interest income is stabilizing earnings 2nd Quarter 2020 ● Achieving earning asset growth while continuing to grow net interest income - Strong net interest margin management ● Transition to more stable net interest income Average earning assets and net interest income (1) Net interest income ($mm) Average earning assets ($bn) $23.7 CAGR 19% $20.7 $21.2 $19.0 $17.8 $168 CAGR 22% $16.8 $16.4 $16.3 $16.0 $152 $148 $15.4 $15.4 $146 $14.7 $138 $14.0 $11.2 $124 $123 $126 $12.3 $12.8 $12.3 $11.6 $115 $103 $107 $106 $97 $87 $83 $79 $77 $80 1Q16 2Q16 3Q16 4Q16 1Q17 2Q17 3Q17 4Q17 1Q18 2Q18 3Q18 4Q18 1Q19 2Q19 3Q19 4Q191Q202Q20 1. References non-GAAP number for 4Q18; excludes $29 million of hedging gains reclassified from AOCI to net interest income in conjunction with the payment of long-term FHLB advances. Please see reconciliations on page 47 - 48. 25

COMMUNITY BANKING
2nd Quarter 2020

Strong market position

- Leading deposit share in Michigan, Fort Wayne, IN[1], and San Bernardino County, CA (High Desert Region)
- Provides access to markets with attractive demographics and low-cost, stable liquidity for continued balance sheet growth

Michigan deposit share

2019 Rank				Deposits as of 9/30/2019 ($mm)		% YoY
Overall	MI-based	Institution	Branches	Total	Share	Change
1		Chase	217	$44,432	20%	2%
2		Comerica	194	28,995	13%	-4%
3		Bank of America	96	22,820	10%	19%
4		PNC	174	16,999	8%	-1%
5		Huntington	287	16,851	7%	7%
6		Fifth Third	199	16,640	7%	1%
7	1	TCF Financial	233	16,404	7%	1%
8	2	Flagstar[2]	114	13,026	6%	18%
9		Citizens	88	5,770	3%	2%
10		Independent	69	3,011	1%	7%
		Top 10	**1,671**	**$184,948**	**82%**	**4%**

Key Markets

Market	Flagstar Deposits $mm	Flagstar Deposits % of total	Deposit mkt share	Median HHI	Proj HHI growth[4]	Proj pop growth[4]
Oakland County, MI[3]	4,569	42.0%	8.0%	85,757	13.6%	2.6%
Grand Rapids, MI MSA	436	4.0%	1.9%	67,365	11.9%	3.2%
Ann Arbor, MI MSA	282	2.6%	2.9%	75,938	13.8%	3.0%
Fort Wayne, IN[1]	716	6.6%	8.8%	58,513	10.1%	2.6%
Key Midwest Markets[5]	6,003	55.2%	6.1%	80,711	13.1%	2.7%
San Bernardino County, CA	608	5.6%	1.1%	69,132	14.7%	4.27%
National aggregate				**66,010**	**9.9%**	**3.4%**

1. Source: S&P Global Market Intelligence; Note: Deposit data as of June 30, 2019 and projections based on 2019 estimates; MI-based banks highlighted.
2. Fort Wayne, IN deposit data is based on Fort Wayne, IN Fed District. Fort Wayne, IN demographic data is based on counties within Fort Wayne, IN Fed District, deposit weighted based on Flagstar's portfolio.
3. Reflects the acquisition of 14 wells Fargo branches located in Michigan.
4. Oakland County data excludes $1.7bn of custodial deposits held at company headquarters.
5. 2019–2024 CAGR.
6. Key Midwest Markets Median HHI, projected HHI growth and projected population growth are deposit weighted based on Flagstar's portfolio.
7. Deposit data is based on High Desert Region of San Bernardino County, CA.

26 Flagstar Bancorp

Deposits COMMUNITY BANKING Portfolio and strategy overview 2nd Quarter 2020 Total average deposits ($bn) (2) Retail deposits Other deposits $17.7 $15.8 $15.9 $15.8 • Flagstar gathers deposits from consumers, $14.2 8.0 6.5 6.6 6.5 businesses and select governmental entities 5.0 – Traditionally, CDs and savings accounts represented the bulk of our branch-based retail 9.2 9.3 9.3 9.3 9.7 depository relationships – Today, we are focused on growing DDA 2Q19 3Q19 4Q19 1Q20 2Q20 balances with consumer, business banking and commercial relationships 2Q20 total average deposits Savings – We additionally maintain depository 20% relationships in connection with our mortgage DDA 20% MMDA origination and servicing businesses, and with 4% governmental entities – Cost of total deposits(1) equal to 0.48%, down CD Government 11% 33 basis points from 0.81% in 1Q20 6% Brokered 4% Custodial 35% Total: $17.7 bn 0.48% cost of total deposits(1) 1. Total deposits include noninterest bearing deposits. 2. Includes deposits from commercial and business banking customers. 27

Lending COMMUNITY BANKING Portfolio and strategy overview 2nd Quarter 2020 Total average loans ($bn) Loans HFS Loans HFI Loans with government guarantees • Flagstar’s largest category of earning assets consists $20.1 $18.1 $17.9 of loans held-for-investment which averaged $13.6bn $16.1 during 2Q20 $14.6 13.6 – Loans to consumers consist of residential first and 12.2 11.9 second mortgage loans, HELOC and other 10.6 11.7 – C&I / CRE lending is an important growth strategy, 5.2 5.2 5.6 offering risk diversification and asset sensitivity 3.5 3.8 – Warehouse lending to both originators that sell to 2Q19 3Q19 4Q19 1Q20 2Q20 Flagstar and those who sell to other investors 2Q20 average loans 1st Mortgage • Flagstar maintains a balance of mortgage loans held- 1st Mortgage HFI for-sale which averaged $5.6bn during 2Q20 HFS 14% 28% 2nds, HELOC – Essentially all of our mortgage loans originated are & other sold into the secondary market 9% – Flagstar has the option to direct a portion of the Loans with mortgage loans it originates to its own balance sheet government guarantees Warehouse 4% 19% CRE and C&I 26% 28

Commercial lending COMMUNITY BANKING Diversified relationship-based approach 2nd Quarter 2020 Overview Warehouse - $5.2bn (06/30/20) • Warehouse lines with approximately 349 active % Advances sold to Flagstar relationships nationwide, of which approximately 74% Warehouse sell a portion of their loans to Flagstar • Collateralized by mortgage loans being funded which are paid off once the loan is sold ~57 borrowers sell >75% • Diversified property types which are primarily income- ~221 Commercial producing in the normal course of business borrowers ~71 Real Estate • Focused on experienced top-tier developers with sell <25% borrowers sell 25% - 75% significant deposit and non-credit product opportunities • Lines of credit and term loans for working capital Commercial needs, equipment purchases, and expansion projects & Industrial • Primarily Michigan based relationships or relationships with national finance companies Commercial Real Estate - $3.0bn (06/30/20) Commercial & Industrial - $2.0bn (06/30/20) Property type Industry Hotel/motel Manufacturing Healthcare 8% Home Building 15% 2% Distribution 29% 6% Office Government & 9% Services education 4% 26% PPP 19% Financial, Owner Occupied Multi Family insurance & 14% 19% real estate 37% Retail Other 10% 11% 29

COMMUNITY BANKING Commercial real estate portfolio detail 2nd Quarter 2020 Commercial Real Estate ($bn) Portfolio Characteristics NBV Commitment % Utilization Home Builder$ 0.9 $ 1.7 49.4% • Average LTV ~52% and DSC ~2.4% Owner Occupied 0.4 0.4 98.0% Multi Family 0.4 0.8 54.8% • 82% LIBOR / 14% Prime Rate / 4% Fixed Rate Retail 0.3 0.3 93.0% Office 0.3 0.3 81.7% Hotel/Motel 0.2 0.3 70.6% • Over 96% of portfolio has Prime and LIBOR rate floors at or greater Senior Living Facility 0.1 0.2 62.4% than 0% Industrial 0.1 0.2 61.3% Parking Garage/Lot 0.1 0.1 99.8% • Shared National Credits ~7% of portfolio All Other 0.2 0.3 69.4% Total CRE $ 3.0 $ 4.7 64.5% State Breakdown Michigan, Other, 33.0% 38.8% Florida, 5.6% Texas, 12.7% Colorado , 6.0% California, 9.5% 1. Includes multipurpose retail space, neighborhood centers, strip centers and single-use retail space. 30

COMMUNITY BANKING Commercial and industrial portfolio detail 2nd Quarter 2020 Commercial & Industrial ($bn) Portfolio Characteristics NBV Commitment % Utilization • 78% LIBOR / 15% Fixed Rate / 7% Prime Rate Financial & Insurance$ 0.5 $ 0.8 62.6% Services 0.3 0.5 66.1% • Approximately 81% of portfolio has Prime and LIBOR rate floors at or greater than 0% Manufacturing 0.3 0.4 74.2% Home Builder Finance 0.1 0.3 38.0% • Excluding PPP loans, shared national credits ~46% of portfolio Rental & Leasing 0.1 0.2 60.7% Payroll Protect - PPP 0.4 0.4 100.0% All Other 0.3 0.3 75.3% Total C&I $ 2.0 $ 2.9 68.2% State Breakdown OTHER, 22% MI, 35% CT, 4% SC, 4% NJ, 4% CA, 7% NY, 5% TX, 11% OH, 4% IN, 3% WI, 2% 31

COMMUNITY BANKING Warehouse lending 2nd Quarter 2020 ● National relationship-based lending platform FBC warehouse loan commitments ($bn) ● Attractive asset class with good spreads and Outstandings Unfunded Commitments low credit risk $7.9 ● Scalable platform supports current total $6.2 commitments of $7.9 billion 2.7 $4.8 $4.7 $4.2 2.2 ● Flagstar is well positioned to hold market 1.6 1.9 share, leveraging relationships in 1.6 5.2 complementary lines of business, including 4.0 3.2 2.8 home builder finance and mortgage 2.6 originations 6/30/2019 9/30/2019 12/31/2019 3/31/2020 6/30/2020 Warehouse lenders ranked by commitments ($mm) Net chargeoffs YOY 1Q20 Rank Institution Growth Total Share  NCO  ($mm)  NCO Rate  (bps) 1 JPMorgan Chase 36% $19,000 18% 2 First Horizon 54% 9,400 9% 6 bps annual loss rate since 2006 3 Texas Capital 20% 7,588 7% 29 4 Merchants Bank 111% 6,528 6% 22 5 TIAA FSB (Everbank) 58% 6,300 6% 17 17 6 Flagstar Bancorp 60% 6,231 6% 7 Wells Fargo 15% 6,000 6% $1.1 $1.2 $1.0 8 Truist 58% 5,686 5% 1 9 Comerica 13% 4,068 4% $1.1 10 Customers Bank 26% 3,900 4% Top 10 41% $74,701 72% 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2Q 2020 Source: Inside Mortgage Finance as of May 22, 2020 32

COMMUNITY BANKING Allowance for credit losses 2nd Quarter 2020 March 31, 2020 June 30, 2020 Amount(1) % of LHFI Amount(1) % of LHFI ($ in millions) Consumer: Residential First Mortgage $ 46 1.6% $ 60 2.2% Home Equity 23 2.2% 28 2.9% Other Consumer 17 2.0% 36 4.0% Total Consumer 86 1.8% 124 2.7% Commercial: Commercial Real Estate 43 1.4% 99 3.3% Commercial and Industrial 22 1.2% 26 1.3% Warehouse Lending 1 0.0% 1 0.0% Total Commercial 66 0.7% 126 1.2% Total Credit Reserve $ 152 1.1% $ 250 1.7% Total Credit Reserve Excluding Warehouse $ 151 1.5% $ 249 2.6% 1. Includes reserve for unfunded commitment of $20 million and $21 million at 3/31/20 and 6/30/20, respectively 33

COMMUNITY BANKING Home builder finance 2nd Quarter 2020 Overview Tightening housing supply Existing home sales (mm) Months supply of existing homes for sale ● National relationship-based lending platform launched in 1Q16 (left axis) (right axis) - Attractive asset class with good spreads (~375 bps) 8 14.00 - Meaningful cross-sell opportunities including warehouse loans, 7 12.00 commercial deposits and purchase originations 6 10.00 ● Flagstar is well positioned 5 8.00 - Focused on markets with strong housing fundamentals and 4 6.00 higher growth potential 3 - We have direct relationships with 9 of the top 10 and do 2 4.00 business with 35 of the top 100 builders nationwide (52 of the 1 2.00 top 200) through June. 0 - 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 Source: Bloomberg (through 5/31/20) Home builder finance footprint Home builder loan commitments(1) ($mm) Unpaid principal balance Unused $2,175 $2,015 $2,101 $2,022 $1,798 $1,186 $1,106 $1,154 $1,065 $1,001 $989 $797 $909 $947 $957 6/30/2019 9/30/2019 12/31/2019 3/31/2020 6/30/2020 1. Commitments are for loans classified as commercial real estate and commercial & industrial. 34

COMMUNITY BANKING Leverage lending and SNCs 2nd Quarter 2020 Leverage lending commentary Shared national credits “SNCs” commentary • Average UPB of ~$13 million per loan • 68 borrowers, average UPB of $15 million and average commitment of $25 million • No nonperforming loans as of 6/30/20 • Total SNC breakdown: C&I ~73% / CRE ~21% / Warehouse ~6% • Loans totaling $60 million of commitments are rated as special mention or substandard • We are the lead bank in 11% of these deals and this percentage continues to grow • SNCs comprised ~$262 million of total leveraged loan UPB • No nonperforming loans as of 6/30/20 • Loans totaling $21 million are rated as special mention or substandard Portfolio Composition - $0.4bn UPB (6/30/20) Portfolio Composition - $1.0bn UPB (6/30/20) Financials and Insurance Rental & Leasing 22% Services 24% 20% Services Distribution 35% 5% Manufacturing 15% Manufacturing 50% Healthcare Financial & 3% Insurance 19% Healthcare Distribution 4% 3% 35

COMMUNITY BANKING Supporting commercial clients needs 2nd Quarter 2020 Commercial UPB deferrals as of 6/30/2020 ($mm)(1) As of Percent of As of Deferral Type (%) June 30, Portfolio April 30, ($) Interest Principal Principal & Second Commercial Loan Deferrals ($mm) 2020 Deferred 2020 Change Only (2) Only Interest Deferral(3) Automotive$ 44 28.5%$ 51 (7) $ 2 $ 15 $ 28 - Leisure & Entertainment 15 12.4% 15 - - 4 11 - Healthcare 4 9.0% - 4 - - 4 - Other 108 6.5% 108 (0) 12 74 22 - Total C&I Deferrals 171 13.3% 174 (3) 14 93 64 - Hotel 132 56.3% 82 50 59 - 73 75% Retail 91 29.1% 64 27 25 4 62 86% Senior Housing 7 5.0% - 7 - - 7 - Other 149 6.4% 232 (84) 8 13 127 1% Total CRE Deferrals 378 12.5% 378 0 92 17 269 31% Total Commercial Loan Deferrals$ 549 11.0%$ 552 $ (3) 106 110 333 22% 1. All commercial loans requesting deferral were initially granted a 90 day deferral. If an extension was requested of the original 90 day deferral, borrower would be required to provide adequate justification for the extension. 2. Reflects $25 million of construction loans in hotel portfolio 3. Reflects approved or in process extensions of the original deferral divided by deferred balance in portfolio as of April 30, 2020 36

COMMUNITY BANKING
2nd Quarter 2020

COVID Impacted Sectors – CRE

CRE COVID Impacted Sectors ($mm) (as of June 30, 2020)

			Portfolio Characteristics						Credit Quality				Credit Metrics (Pre-COVID)		
($mm)	UPB	% of LHFI	Median Loan Size	Top 10 Borrowers	Total Borrowers	SNCs	Footprint Exposure	Construction	$ Deferred	$ Past Due	$ NPLs	Watch	DSC	LTV	Occ
Retail	$ 311	2.1%	$ 2.0	47%	58	$ 19	79%	3%	$ 91	$ -	$ -	18%	1.7	48%	95%
Hotel	234	1.6%	8.4	76%	21	2	70%	59%	132	-	-	41%	1.4	60%	61%
Senior Housing	146	1.0%	9.3	94%	18	-	57%	62%	7	-	-	14%	1.7	60%	84%
Total	$ 545	3.7%	$ 7.2		79	$ 21			$ 230	$ -	$ -	32%			

Retail CRE UPB ($mm) (as of June 30, 2020)


55%
$311M
11%
15%
19%
Neighborhood Centers (1)
Single Tenant (2)
Shopping Centers (3)
Other (4)

Retail Descriptions

1. Retail centers < 100,000 sq. ft. – generally anchored by grocery stores
2. Single Tenant – Hardware stores 45% / Pharmacies 33%
3. Power centers
4. Other – includes one regional mall with $14mm in UPB

Hotel CRE UPB[5] ($mm) (as of June 30, 2020)

~81% of balances are from Marriott, Hilton, IHG, and Hyatt flagged franchises


50%
$234M
10%
20%
20%
Luxury
Upper Upscale
Upper Midscale
Upscale

5. Classifications as determined by STR Chain Scales

37 | Flagstar Bancorp

MORTGAGE SERVICING MSR portfolio 2nd Quarter 2020 MSR portfolio statistics MSR portfolio characteristics (% UPB) Measure ($mm) 3/31/2020 6/30/2020 Difference By Vintage Unpaid principal balance $23,439 $29,846 $6,407 Fair value of MSR $223 $261 $38 Capitalized rate (% of UPB) 0.95% 0.87% (8) bps 2018 Multiple 2.414 2.388 (0.026) 21% 2017 & prior Note rate 4.336% 4.003% (33.3) bps 2019 16% Service fee 0.389% 0.366% (23) bps 25% Average Measure ($000) UPB per loan $239 $329 $90 2020 38% FICO 691 708 17 Loan to value 84.84% 81.55% (329) bps Net return (loss) return on mortgage servicing rights ($mm) By Investor $ Return 2Q19 3Q19 4Q19 1Q20 2Q20 Net hedged profit (loss) ($1) $2 $0 $10 $1 Carry on asset 21 25 23 17 18 Run-off (15) (30) (27) (20) (20) GNMA Gross return on the 63% $5 ($3) ($4) $7 ($0) mortgage servicing rights Private Sale transaction & P/L (1) 1 1 (1) (3) 3% Model changes - - - - (5) Net return on the Freddie $4 ($2) ($3) $6 ($8) mortgage servicing rights ($) 16% Fannie Average mortgage $321 $292 $287 $252 $242 18% servicing rights ($) Net return on the 5.5% -2.7% -4.1% 9.6% -13.5% mortgage servicing rights (%) 38

MORTGAGE SERVICING Servicing 2nd Quarter 2020 Servicing Profitability ($mm) 2Q19 3Q19 4Q19 1Q20 2Q20 Net interest income Interest income (FTP) $ 24 $ 30 $ 27 $ 23 $ 12 Interest expense on custodial deposits (1) (21) (25) (22) (19) (8) Total net interest income 3 5 5 4 4 Noninterest income(2) Service fee income 26 27 28 30 35 Ancillary fee income 7 8 10 9 18 Late fee income 5 5 5 6 2 Total noninterest income 38 40 43 45 55 (3) Noninterest expense (30) (31) (31) (36) (38) Earnings before Tax$ 11 $ 14 $ 17 $ 13 $ 21 Average Custodial Deposits ($bn) $ 3.5 $ 4.6 $ 4.8 $ 4.8 $ 6.2 Average Loans Serviced for Others (000's) 972 988 1,042 1,086 1,062 1. Expense on custodial deposits from loans subserviced which is included in net loan administration income for GAAP purposes. Includes intersegment allocation. 2. Service fee income and late fee income are included in net loan administration income for GAAP purposes; ancillary fee income is included in loan fees and charges for GAAP purposes. 3. Includes direct allocations. 39

MORTGAGE ORIGINATIONS National distribution through multiple channels 2nd Quarter 2020 Residential mortgage originations by channel ($bn) Correspondent Broker Retail Other Bulk $3.7 $6.6 $5.9 $6.0 $5.8 $5.5 $2.2 $2.1 2.1 $1.9 $2.0 2.5 2.0 2.0 3.9 $1.3 $1.6 $1.1 $1.2 $1.1 3.4 3.8 3.9 3.5 2.7 2Q19 3Q19 4Q19 1Q20 2Q20 2Q19 3Q19 4Q19 1Q20 2Q20 2Q19 3Q19 4Q19 1Q20 2Q20 (1) • 3.1% market share with #10 national ranking(1) • 1.0% market share with #12 national ranking • 89 retail locations in 28 states • More than 1,100 correspondent partners • More than 1,300 broker relationships • Direct Lending is 22% of retail volume • Top 10 relationships account for 14% of overall • Top 10 relationships account for 13% of overall correspondent volume brokerage volume • Warehouse lines with 320 correspondent relationships 1. Data source: As reported by Inside Mortgage Finance for 12M20 published May 22,2020. 40 profitability in almost any mortgage origination market drives platform that Flagstar hasascalable origination Source: Bankers Mortgage Associat .Adjusted population for growth Adjusted historical for inflation Bureau as reported byof La 2. 1. U.S. residential mortgage origination market U.S. origination and (historical projected residential mortgage volumes) $ in trillions 1991 1.3 1992 2.0 1993 2.2 ion actual for periods and ab as reported by the U.S. Census the asreported by 1994 1.6 1995 1.3 1996 1.5 1997 1.6 1998 3.1 bor Statistics 100). (2019 = lended averageFannie offorecast byFreddie Mae Mac and Mortga 100). Bureau (2018 = 1999 2.4 2000 1.9 2001 3.7 2002 4.6 2003 5.9 2004 4.1 2005 4.3 2006 3.8 2007 3.2 2008 2.0 eBankers Association. ge 2009 2.5 2010 2.1 2011 1.7 2012 2.3 2013 2.1 M 2014 1.4 ORTGAGE 2nd Quarter 2020 2nd Quarter 2015 1.8 2016 2.2 41 2017 1.8 O RIGINATIONS 2018 1.7 2019 2.3 2020F 3.0 2021F 2.3

MORTGAGE ORIGINATIONS
2nd Quarter 2020

Loans with government guarantees (LGG)

LGG UPB end of period ($mm)


Repurchased Loans
Loans Eligible for Repurchase
$507
44
463
$607
63
544
$736
70
666
$814
52
762
$1,791
1,067
724
6/30/2019
9/30/2019
12/31/2019
3/31/2020
6/30/2020

GNMA MSR UPB end of period ($mm)


$18,027
$16,326
$15,145
$15,243
$14,971
6/30/2019
9/30/2019
12/31/2019
3/31/2020
6/30/2020

LGG Overview

General Overview

- GNMA Loans are eligible to be repurchased, at our option, after no payment has been made for 90 days (whether due to delinquency or forbearance)
- When eligible to be repurchased, accounting rules require us to record a loan and a related liability
- Loans eligible to be repurchased are limited to GNMA loans for which we own the MSR; not eligible to repurchase loans we are subservicing
- Prior to repurchasing the loan, no interest is earned, we continue to make advances and no credit risk is present
- All LGG loans, including loans eligible to be repurchased, are a 20% risk-weighted asset

Impact

- $3.0 B GNMA loans (20%) are in forbearance as of 6/30/2020, of which $1.1 B are recognized on the balance sheet
- No eligible GNMA forbearance loans were repurchased during Q2
- Repurchased loans are able to be pledged as collateral with the FHLB
- Drag on capital, NIM and ROE due to inflated balances created by loans eligible for repurchase; no actual income risk
- Opportunity for re-securitization gains from repurchasing eligible loans, depending on final resolution with GNMA

42
Flagstar Bancorp

FINANCIAL PERFORMANCE Financial performance 2nd Quarter 2020 ● Solid growth in banking and subservicing has created more stable earnings ● Focus on efficiency and expense management Revenue Composition and Earnings Metrics Percentage Percentage Revenue (millions) 6/30/2019 6/30/2020 of Revenue Increase Community Banking$ 212 $ 263 31% 24% Mortgage Servicing 79 108 13% 37% Subtotal 291 371 44% 27% Mortgage Origination 230 515 61% 124% Other(1) (5) (35) -4% --% Total$ 516 $ 851 100% 65% Diluted Earnings per Share(1) $ 1.35 $ 2.83 110% (1) Return on Average Assets 0.8% 1.3% (1) Return on Average Tangible Common Equity 11.6% 19.1% 1. Non-GAAP number for YTD 2019. Number shown excludes $25 million DOJ benefit. Please see reconciliations on page 47 - 48. 43

CAPITAL AND LIQUIDITY Balance sheet composition 2nd Quarter 2020 2Q20 average balance sheet (%) 1% Cash 13% Agency MBS ~64% of assets are in 14% lower risk-content Mortgage loans assets: cash, marketable held-for-investment 44% securities, warehouse Deposits excluding custodial deposits loans, loans held-for-sale and freshly-originated, 21% high-FICO conforming Loans held-for-sale mortgages underwritten by Flagstar 14% Warehouse loans 24% Efficiently funds loans Custodial deposits held-for-sale and warehouse loans Attractive relationship 27% lending with very low Commercial loans 18% (1) delinquencies and Other LHFI FHLB borrowings 2% Other long-term debt 1% MSR Primarily low risk, stable 5% Other liabilities assets (FHLB stock, BOLI, 9% premises & equipment, Other assets 8% Equity deferred tax asset, etc.) Assets Liabilities & Equity 1) Other LHFI includes home equity and other consumer loans. 44

CAPITAL AND LIQUIDITY
2nd Quarter 2020

Liquidity and funding

Adjusted HFI loan-to-deposit ratio(1)


81%
82%
85%
86%
85%
2Q19
3Q19
4Q19
1Q20
2Q20

Liquidity ratio(2)


Cash & investment securities
FHLB borrowing capacity
24%
13%
11%
3/31/2020
23%
12%
11%
6/30/2020

Commentary

- Flagstar has invested significantly in building its Community Bank, which provides attractive core deposit funding for its balance sheet
- These retail deposits are supplemented by custodial deposits from the servicing business
- Much of the remainder of Flagstar's balance sheet is self-funding given it is eligible collateral for FHLB advances (which provides significant liquidity capacity)
- Over $700 million of additional borrowing capacity through the discount window

1. Adjusted HFI loan-to-deposit ratio is total average loans HFI (excluding warehouse loans) expressed as a percentage of total average deposits (excluding custodial deposits). Please see non-GAAP reconciliations on page 47 - 48.
2. Cash, investment securities and FHLB borrowing capacity expressed as a percentage of total assets.

45
Flagstar Bancorp

CAPITAL AND LIQUIDITY Interest rate risk 2nd Quarter 2020 • Flagstar’s net interest income remains asset sensitive due to pay fixed interest rate swaps Earnings at Risk Economic Value of Equity % Change % Change Scenario Q2 2020 Q1 2020 Q4 2019 Q3 2019 Q2 2019 Scenario Q2 2020 Q1 2020 Q4 2019 Q3 2019 Q2 2019 +300 Shock 30.2% 18.0% 15.2% 15.4% 13.9% +300 Shock 17.7% 20.0% 5.0% 1.1% 2.3% +200 Shock 20.9% 12.4% 10.2% 10.3% 9.3% +200 Shock 13.6% 14.9% 5.2% 2.7% 3.5% +100 Shock 10.6% 6.5% 5.2% 5.2% 4.7% +100 Shock 8.3% 8.8% 3.5% 2.6% 2.9% Base - - - - - Base - - - - - 46

NON-GAAP RECONCILIATION
2nd Quarter 2020

Non-GAAP reconciliation

$mm

Adjusted Net Interest Income, Noninterest Income, Total Revenues, Noninterest Expense, Income before Income Taxes, Provision for Income Taxes, and Net Income

	3 months ended December 31, 2019	3 months ended June 30, 2019	6 months ended June 30, 2019	3 months ended March 31, 2019	3 months ended December 31, 2018
Total Revenues		$ 306	$ 541		
Adjustment to remove DOJ benefit		25	25		
Adjusted Total Revenues		**$ 281**	**$ 516**		
Net Interest Income					$ 152
Adjustment to remove hedging gains					29
Adjusted Net Interest Income					**$ 123**
Noninterest Income		$ 168	$ 277		
Adjustment to remove DOJ benefit		25	25		
Noninterest Income		**$ 143**	**$ 252**		
Noninterest Expense	$ 245			$ 191	
Adjustment to remove Wells Fargo acquisition costs	-			1	
Discrerionary items	5			-	
Adjusted Noninterest Expense	**$ 240**			**$ 190**	
Income before Income Taxes		$ 75	$ 119	$ 44	
Adjustment to remove DOJ benefit		25	25	-	
Adjustment to remove Wells Fargo acquisition costs		-	1	1	
Adjusted Income before Income Taxes		**$ 50**	**$ 95**	**$ 45**	
Provision for Income Taxes		$ 14	$ 22	$ 8	
Adjustment to remove DOJ benefit		5	5	-	
Adjustment to remove Wells Fargo acquisition costs		-	-	-	
Adjusted Provision for Income Taxes		**$ 9**	**$ 17**	**$ 8**	
Net Income		$ 61	$ 97	$ 36	
Adjustment to remove DOJ benefit (net of tax)		20	20	-	
Adjustment to remove Wells Fargo acquisition costs (net of tax)		-	1	1	
Adjusted Net Income		**$ 41**	**$ 78**	**$ 37**	

Adjusted Diluted EPS

	6 months ended June 30, 2019	6 months ended June 30, 2019	3 months ended March 31, 2019
Diluted Earnings per Share	$ 1.06	$ 1.69	$ 0.63
Adjustment to remove DOJ benefit (net of tax)	(0.35)	(0.35)	0.01
Adjustment to remove Wells Fargo acquisition costs (net of tax)	-	0.01	0.01
Adjusted Diluted Earnings per Share	**$ 0.71**	**$ 1.35**	**$ 0.64**

47

Flagstar Bancorp

NON-GAAP RECONCILIATION
2nd Quarter 2020

Non-GAAP reconciliation (continued)

$mm

Adjusted ROA, ROE and ROTCE

	3 Months ended June 30, 2019	6 Months ended June 30, 2019
Return on Average Assets	1.2%	1.0%
Adjustment to remove DOJ benefit (net of tax)	-0.4%	-0.2%
Adjusted Return on Average Assets	**0.8%**	**0.8%**
Return on average tangible common equity	17.1%	14.3%
Adjustment to remove DOJ benefit (net of tax)	-5.5%	-2.7%
Adjusted return on tangible Commmon Equity	**11.7%**	**11.6%**

Tangible Book Value per Share and Tangible Common Equity to Assets Ratio

	As of June 30, 2020	As of March 31, 2020	As of June 30, 2019
Total stockholders' equity	$ 1,971	$ 1,842	$ 1,656
Goodwill and intangible assets	164	167	178
Tangible book value	$ 1,807	$ 1,675	$ 1,478
Number of common shares outstanding	56,943,979	56,729,789	56,483,937
Tangible book value per share	**$ 31.74**	**$ 29.52**	**$ 26.16**
Total Assets	$ 27,450	$ 26,805	$ 20,206
Tangible common equity to assets ratio	**6.58%**	**6.25%**	**7.31%**

Adjusted HFI Loan-to-Deposit Ratio

	As of June 30, 2020	As of March 31, 2020	As of December 31, 2019	As of September 30, 2019	As of June 30, 2019
Average LHFI	$ 13,596	$ 11,823	$ 12,168	$ 11,743	$ 10,613
Less: Average warehouse loans	3,785	2,310	2,747	2,508	1,997
Adjusted average LHFI	$ 9,811	$ 9,513	$ 9,421	$ 9,235	$ 8,616
Average deposits	$ 17,715	$ 15,795	$ 15,904	$ 15,817	$ 14,159
Less: Average custodial deposits	6,223	4,776	4,772	4,550	3,469
Adjusted average deposits	$ 11,492	$ 11,019	$ 11,132	$ 11,267	$ 10,690
HFI loan-to-deposit ratio	76.7%	74.9%	76.5%	74.2%	75.0%
Adjusted HFI loan-to-deposit ratio	**85.4%**	**86.3%**	**84.6%**	**82.0%**	**80.6%**

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Flagstar Bancorp